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                      REAL PROPERTY PURCHASE AND SALE AGREEMENT



    THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT ("Agreement") is executed this _____ day of January, 1997, by and between MCLAIN/RUBIN REALTY CO. L.L.C., a limited liability company ("Purchaser") and R&J PARTNERS, a Washington general partnership ("Seller").

    Seller is the owner of certain land and improvements comprising approximately 4.4 acres situated in the City of Kent, County of King, State of Washington, located at 913 South Central, Kent, Washington 98032 and more particularly described below.

    Seller currently leases the foregoing property to Sahlberg Equipment, Inc. ("Sahlberg"), which is a reorganized debtor under chapter 11 of the United States Bankruptcy Code, 11 u.s.c. Section 1101 ET SEQ. in Case No. 96-02787 filed on March 13, 1996 in the United States Bankruptcy Court for the Western District of Washington at Seattle.

    In connection with the purchase by WESTERN POWER & EQUIPMENT CORP., an Oregon corporation ("Western"), of certain property and assets (the "Assets"), from Sahlberg (all as more particularly described in that certain "Asset Purchase Agreement" of approximately even date herewith), Purchaser desires to purchase from Seller the real property described herein, on the terms and conditions hereinafter set forth.

    In consideration of the mutual acknowledgements, agreements, covenants, representations and warranties as herein contained, Purchaser and Seller agree:

    1. PROPERTY. The property to be purchased by Purchaser (the "Property") shall consist of (i) that certain real property comprising approximately 4.4 acres situated in the City of Kent, County of King, State of Washington, located at 913 South Central, Kent, Washington 98032 and more particularly described on Exhibit A attached hereto and made a part hereof,
(ii) all improvements thereon, (iii) all personal property owned by Seller, but not any personal property owned by Sahlberg, located at said real property, (iv) all shrubs, trees, and plants thereon, (v) all oil, gas, water and mineral rights and shares of stock pertaining to water or mineral rights, whether or not appurtenant thereto, owned by Seller, (vi) all easements, rights of way, and other rights appurtenant thereto, and (vii) all permits and contract rights relating to the operation of the Property.

    2. CLOSING. "Closing" means the consummation of the transactions contemplated by this Agreement, namely the purchase and sale of the Property. "Closing Date" shall mean the date on which the Closing occurs. Closing shall occur on or before six (6) months following the closing of the Asset Purchase Agreement (although Purchaser's obligations to close shall remain subject to the conditions precedent set forth in Section 8. below and Sellers obligations to close shall remain subject to the conditions precedent set forth in Section 9. below)) or such other date


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as may be mutually agreed upon by the parties, at the Seattle, Washington office of Chicago Title Insurance Company (the "Title Company"). The Title Company shall also act as escrow agent ("Escrow Agent").

    3. PURCHASE PRICE. The consideration to be paid to Seller by Purchaser for purchase of the Property (the "Purchase Price") shall be the average of (a) the July 25, 1996 MAI appraisal of the Property obtained by Seller (appraised value: $1,850,000.00), and (b) the approved MAI appraisal of the Property to be obtained by Purchaser; provided, that if the foregoing two appraisals differ by more than ten percent (10%) of the lower of the two appraisals, then the parties will jointly select a third MAI appraiser to determine the Purchase Price of the Property. The cost of such third MAI appraiser shall be shared equally between the parties.

    4.   TITLE.

         a.   TITLE BEFORE CLOSING.

              i. PRELIMINARY TITLE REPORT. Seller shall, at Seller's expense, within ten (10) days after the execution of this Agreement, furnish to Purchaser a title commitment or preliminary title report applicable to the Property (the "Title Report") issued by the Title Company, together with a copy of all items listed as special exceptions in such Title Report.

              ii. TITLE REPORT REVIEW. Purchaser has fifteen (15) days after the date Purchaser receives the Title Report, to review the Title Report, and to give written notice to Seller of any title matters, including special exceptions, which are unacceptable to Purchaser (the "Title Objections"). If Purchaser fails to object to any matter which is identified in the Title Report, or to state any title indorsements which Purchaser desires, prior to the expiration of the fifteen (15) day period, then, except for any security instrument or lien affecting the Property, Purchaser shall be deemed to have waived its right to object to any such matter or to the unavailability of any such title indorsements, and each of such matters shall be deemed a permitted title exception for purposes of this Agreement (all such matters, together with those matters described in Section 4.v., collectively, the "Permitted Exceptions"). Purchaser has ten (10) days after the date Purchaser receives any supplemental reports (the "Supplemental Reports") from the Title Company to review the Supplemental Reports, and at Purchaser's option, the Closing Date will be postponed by the number of days necessary to give Purchaser three (3) days to review any such Supplemental Reports. Purchaser may give Seller notice of any additional Title Objections disclosed by the Supplemental Reports, which were not of record or described in the Title Report on the effective date of the Title Report. Upon receipt from Purchaser of a written notice of any Title Objection, together with a copy of the underlying document evidencing such matter, or of any requested title policy indorsement, Seller shall, within five
(5) days of receiving such notice, provide written notice to Purchaser that Seller (a) will satisfy or correct, at Seller's expense, such Title Objection, or cause the Title Company to issue the requested title indorsement at no cost to Purchaser, or (b) refuses to satisfy or correct, in full or in part, such Title Objection, stating with particularity which part of any Title Objection will not be satisfied, or to make available such title indorsement. Seller will be deemed to have agreed to satisfy or cure all Title Objections and to


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cause the Title Company to issue the required indorsements at no cost to
Purchaser except those of which it notifies Purchaser in writing as set forth above that it will not satisfy or cure or cause to be issued.

              iii. REFUSAL TO CURE. If Seller declines to satisfy or cure any Title Objection or portion thereof or to make available a requested title indorsement, then Purchaser shall have an additional fifteen (15) days after receipt of Seller's written notice thereof in which Purchaser may elect either to waive such Title Objections (which will then be added to the Permitted Exceptions) or such title indorsement, or to terminate this Agreement with the effect as set forth in Section 16(a) below.

              iv. FAILURE TO CURE. As to those Title Objections which Seller agrees, will be deemed to have agreed, or is otherwise required hereunder, to satisfy or cure, Seller shall, on or before the Closing Date, satisfy or cure same at its sole expense, and shall in addition satisfy, at its sole expense, all security interests, liens or other monetary encumbrances affecting the Property.

              v. REMOVAL OF LIENS. Notwithstanding anything to the contrary in this Agreement, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay in full and cause to be canceled all loan security documents which encumber the Property as of the date hereof, (ii) pay in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Property all mechanics' and contractors' liens which encumber the Property as of the date hereof or which may be filed against the Property after the date hereof and on or prior to the Closing Date (including without limitation the lien(s) identified in Schedule 10.e attached hereto).

              vi. PERMITTED EXCEPTIONS. Purchaser may not object to the following title matters, all of which are considered "Permitted Exceptions":
(a) real property taxes or assessments due after Closing; (b) reserved oil and/or mineral rights; (c) rights reserved in federal patents or state deeds; and (d) governmental building and land use regulations, codes, ordinances and statutes.

         b. CONDITION OF TITLE. At Closing, Seller shall convey fee simple title to the Property to Purchaser by statutory warranty deed (the "Statutory Warranty Deed"), subject only to the Permitted Exceptions.

         c. EVIDENCE OF TITLE. Seller shall, at Seller's expense, deliver to Purchaser immediately upon receipt from the Title Company, an ALTA owner's standard coverage policy of title insurance, Form B 1970 (revised 10/17/70) (the "Title Policy"), issued by the Title Company containing all general exceptions and the Permitted Exceptions, with a liability limit equal to the Purchase Price.


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    5.   DELIVERIES FOR APPROVAL.  Within ten (10) working days of the execution of this Agreement, Seller shall deliver to Purchaser for Purchaser's approval as to form and content, the following:

         a. Copies of all maintenance, service and other agreements affecting the Property (whether in the name of Seller or Seller's past or existing tenants thereof).

         b. Copies of all construction and equipment warranties affecting the Property.

         c. All plans, specifications, surveys, soils reports, environmental assessments or other environmental studies, and calculations related thereto and appraisals of the Property prepared prior to the date of this Agreement and in the possession or subject to the control of Seller.

         d. All certificates of occupancy, building permits, architect's statements of completion and similar documents in possession or subject to the control of Seller evidencing appropriate regulatory approval of the completion of construction of improvements at the Property.

    6.   DELIVERIES AT CLOSING

         a. SELLER'S DELIVERIES. At Closing, Seller shall deliver to Escrow Agent, the following documents (all of which shall be duly signed and acknowledged where required) and other deliveries (if appropriate):

              i.   Statutory Warranty Deed;

              ii.  Real Estate Excise Tax Affidavit, with respect to the deed;

              iii. A certification that Seller is not a foreign person under
Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and that Purchaser is not required to withhold a portion of the proceeds of the sale contemplated hereby under such section of the Code;

              iv. A certificate restating and reaffirming Seller's representations and warranties pursuant to Section 10. hereof, with such changes as shall be necessary to make such representations true, complete, and accurate as of the date and time of Closing; and

              v. Such other documents, if any, as may be reasonable requested by Purchaser to enable Purchaser to consummate and close the transactions contemplated by this Agreement pursuant to the terms and provisions and subject to the limitations hereof.


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         b.   PURCHASER'S DELIVERIES.  At Closing, Purchaser shall deliver to
Escrow Agent, the following documents (all of which shall be duly signed and acknowledged where required by Purchaser, as appropriate) and other deliveries:

              i. Real Estate Excise Tax Affidavit, with respect to the Property;

              ii.  The entire Purchase Price in immediately available funds;

              iii. A certificate restating and reaffirming Purchaser's representations and warranties pursuant to Section 12. hereof, with such changes as shall be necessary to make such representations true, complete, and accurate as of the date and time of Closing; and

              iv. The amount for prorations, if any is payable by Purchaser to Seller in accordance with the provisions of Section 7. below, in immediately available funds.

    7.   COSTS AT CLOSING

         a.   At Closing, Seller is responsible for payment of the following:

              i. The cost of obtaining the Preliminary Title Report and the Title Policy;
              ii. Any real estate excise tax or any other sales or transfer taxes;

              iii. Any personal property excise tax or any other sales or transfer taxes, (if any);

              iv.  One-half of the escrow fee; and

              v.   The costs of Seller's counsel.

         b. At Closing, Purchaser is responsible for payment of the following:

              i.   The costs of any endorsements to the Title Policy;

              ii.  One-half of the escrow fee;

              iii. The costs of Purchaser's counsel; and

              iv.  The fee for recording the Statutory Warranty Deed.

         c. Real estate taxes and assessments, personal property taxes, (if any), rents, water and other utilities shall be prorated as of Closing by the Escrow Agent.


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    8.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION.  Purchaser's
obligation to close the transactions contemplated by this Agreement is subject to and contingent upon the following:

         a. TITLE POLICY. The Title Company is prepared to issue the Title Policy, subject only to the Permitted Exceptions.

         b. APPROVAL OF DOCUMENTS. Purchaser's approval of all documents required to be delivered to Purchaser pursuant to Section 5. of this Agreement, (which approval shall be deemed to have been given unless Purchaser notifies Seller in writing within twenty (20) days after mutual execution hereof)

         c. CLOSING OF ASSET PURCHASE AGREEMENT. Closing of the transactions contemplated by the Asset Purchase Agreement.

         d. WARRANTIES AND REPRESENTATIONS. Each of Seller's warranties and representations contained in Section 10. are true and correct as of the date of this Agreement and as of the Closing Date.

         e. COVENANTS. Each of Seller's covenants contained in Section 13. have been performed in accordance with this Agreement.

         f. LEASE. Delivery into escrow of a counterpart of the Lease described in Section 15 hereinbelow, executed by Seller.

         g. MECHANICAL INSPECTION; ENVIRONMENTAL ASSESSMENT. Purchaser's review and approval within thirty (30) days following mutual execution hereof, of: (i) a satisfactory inspection of all equipment, systems, and appliances at the Property performed by a qualified engineer of Purchaser's choosing at Purchaser's expense, which inspection reflects, to Purchaser's sole satisfaction, that all equipment, systems, and appliances (including, without limitation, heating, ventilation, plumbing, electrical and air conditioning systems, and wiring, paving, roofing and other amenities) at the Property are in good working order; and (ii) environmental assessment data provided by Seller pursuant to Section 5 above and any other environmental assessment data provided to Purchaser by a qualified environmental engineer of Purchaser's choosing at Purchaser's expense. If on the expiration of such thirty (30) day period, Purchaser has not satisfied itself as to the foregoing, Purchaser may either terminate this Agreement (without such termination being deemed a default), whereupon the parties shall have no further obligations toward each other, or waive the condition. If Purchaser does not notify Seller in writing of the failure of this condition, Purchaser shall be deemed to have satisfied or waived it.


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         h.   REMEDIES.  If on the Closing Date, any of these conditions are not satisfied, Purchaser may: (i) refuse to close this transaction until such condition is satisfied, (ii) terminate this Agreement in accordance with Section 16., or (iii) waive the condition, in writing, and close the transactions contemplated by this Agreement. However, if the conditions described in subsections 8(a), 8(d) or 8(e) above are not satisfied on the Closing Date for any reason other than a default or breach hereunder by Purchaser, or if the conditions described in subsections 8(b), 8(c) or 8(f) above are not satisfied on the Closing Date due to Seller's breach or other default hereunder, Seller shall be deemed in default hereunder and Purchaser shall have all rights and remedies (including without limitation termination of this Agreement) set forth in Section 17 below.

    9. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION. Seller's obligation to close the transactions contemplated by this Agreement is subject to and contingent upon the following:

         a. CLOSING OF ASSET PURCHASE AGREEMENT. Closing of the transactions contemplated by the Asset Purchase Agreement.

         b. WARRANTIES AND REPRESENTATIONS. Each of Purchaser's warranties and representations contained in Section 12. are true and correct as of the date of this Agreement and as of the Closing Date.

         c.   COVENANTS.  Each of Purchaser's covenants contained in Section
14. have been performed in accordance with this Agreement.

         d. LEASE. Delivery into escrow of a counterpart of the Lease described in Section 15 hereinbelow, executed by Western.

         e. REMEDIES. If on the Closing Date, any of these conditions are not satisfied, Seller may: (i) refuse to close this transaction until such condition is satisfied, (ii) terminate this Agreement in accordance with Section 16., or (iii) waive the condition, in writing, and close the transactions contemplated by this Agreement. However, if the conditions described in subsections 9(b) or 9(c) above are not satisfied on the Closing Date for any reason other than a default or breach hereunder by Seller, or if the conditions described in subsections 9(a) or 9(d) above are not satisfied on the Closing Date due to Purchaser's breach or other default hereunder, Purchaser shall be deemed in default hereunder and Seller shall have all rights and remedies (including without limitation termination of this Agreement) set forth in
Section 17 below.

    10. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser, which representations shall be true as of the Closing and shall survive the Closing and delivery of the Statutory Warranty Deed:

         a. The building and improvements on the Property, and all systems therein, and the use being made thereof at Closing, conform to all fire, zoning, health, environmental,


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subdivision, building, labor and other federal, state and local codes, laws, rules and regulations, and there are no violations thereof with respect to the Property not heretofore removed or corrected; and Seller has received no notices of any action or government proceeding in eminent domain, zoning change or otherwise, which would affect the Property; nor does Seller know of any fact which might give rise to such proceeding.

         b. No part of any improvements on the Property encroaches upon any property adjacent thereto or upon any easements, nor are there any encroachments upon the Property.

         c. There are no leases or rental agreements affecting the Property, and (b) no party has any right to the present or future possession or use of the Property other than Seller.

         d. There are no maintenance, advertising, management, leasing, employment, service, or other contracts affecting the Property which will be in effect at Closing, other than those evidenced by copies delivered to Purchaser by Seller prior to Closing, pursuant to Section 5. above, and which must be assigned to Purchaser at Closing pursuant to an assignment document reasonably acceptable to Purchaser and Seller.

         e. All equipment, systems, and appliances at the Property are in good working order, including, without limitation, heating, ventilation, plumbing, electrical and air conditioning systems, and wiring, paving, roofing and other amenities.

         f. All applicable permits, declarations, and other evidences of compliance from regulatory authorities required to be obtained at the Property, the sale of the Property to Purchaser, and the operation and use of the Property, including, without limitation, those regulating the division of real property and environmental matters, have been obtained; the improvements have been constructed pursuant to contracts which are in accordance with such permits, declarations and evidences of compliance; all warranties (which have not by their terms expired) in favor of Seller from contractors having constructed said improvements are in full force and effect; to the best of Seller's knowledge, there are no defects in said improvements or the materials or workmanship furnished in the construction thereof; to the best of Seller's knowledge, said improvements were constructed in substantial conformity with the plans and specifications of said improvements transferred to Purchaser on or before Closing; and to the best of Seller's knowledge, said improvements were not constructed with and do not contain any materials containing asbestos, urea formaldehyde or other hazardous substances.

         g. Other than as set forth in Schedule 10.e. (which shall be satisfied, cured or otherwise removed from title to the Property by Closing), there are no mechanics', materialmen's or similar claims or liens presently claimed or which will be claimed against the Property for work performed or commenced prior to Closing. Seller agrees to hold Purchaser harmless from all costs, expenses, liabilities, losses and charges arising from or relating to any such lien or any similar lien claimed against the Property and arising from work performed or commenced prior to Closing.


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         h.   All documents delivered to Purchaser on or before Closing are true and correct copies of the originals of such documents. The original documents have not been amended or modified, other than as evidenced in copies of documents delivered to Purchaser. No documents that should have been set forth as exhibits hereto or copies of which should have been delivered to Purchaser on or before Closing have not been so set forth or delivered. Seller has not failed to state or disclose any material fact.

         i. Seller has the capacity and requisite authority to enter into and carry out this Agreement and the transactions contemplated hereby.

         j. Seller does not have knowledge of any brokerage commission, finder's fee or like payment arising out of or in connection with the purchase and sale of the Property. Seller hereby indemnifies and holds Purchaser harmless from any claim, liability, loss or expense for any brokerage commission, finder's fee, acquisition fee, or like payment asserted against Purchaser in connection with the sale of the Property to Purchaser pursuant to this Agreement.

         k. Except for Sahlberg's pending bankruptcy case, there is no suit, action or arbitration, or legal or other proceeding or governmental investigation pending which affects the Property.

         l. Seller is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder. At Closing, Seller shall deliver to Purchaser a certificate of non-foreign status in form required by the Income Tax Regulations and reasonably acceptable to Purchaser. In the event Seller shall not deliver such certificate to Purchaser at Closing, Purchaser may withhold 10% of the Purchase Price and submit such withholding to the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code.

    As to the representations and warranties contained in Section 10.b. above, Purchaser acknowledges that Seller has not obtained, and is not required by Purchaser, for the purposes of making that representation and warranty, to obtain an ALTA or similar survey of the Property, is making those representations and warranties without any such or similar survey, and is not required to obtain an ALTA or similar survey in order to have conducted "diligent inquiry".

    11.  [intentionally deleted.]

    12. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby makes the following representations and warranties to Seller, which representations shall be true as of the Closing and shall survive the Closing and delivery of the Statutory Warranty Deed:

         a. Purchaser has the capacity and requisite authority to enter into this Agreement, perform its obligations, and carry out and consummate the transactions contemplated hereby.


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         b.   Purchaser does not have knowledge of any brokerage commission, finder's fee or like payment arising out of or in connection with the purchase and sale of the Property. Purchaser hereby indemnifies and holds Seller harmless from any claim, liability, loss or expense for any brokerage commission, finder's fee, acquisition fee, or like payment asserted against Seller by anyone claiming through Purchaser in connection with the sale of the Property to Purchaser pursuant to this Agreement.

    13.  COVENANTS OF SELLER.  Seller shall observe the following covenants:

         a. ADVICE OF CHANGES. Between the date of this Agreement and the Closing Date, Seller shall advise Purchaser promptly in writing of any fact, which, if known at the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which constitutes a breach of any provision of this Agreement.

         b. CONDUCT OF BUSINESS. Pending the Closing, Seller shall conduct its affairs in the ordinary course; PROVIDED that Seller shall not enter into any transaction, take any action, or omit to take any action, any of which would result in (i) any of the representations and warranties of Seller becoming not true and correct at and as of (a) the time immediately after such transaction, action or omission was entered into, taken or not taken, or (b) the Closing Date, or (ii) Seller being unable to perform its obligations under this Agreement, including carrying out and consummating the transactions contemplated by this Agreement.

         c. NO ENCUMBRANCES. Except as may have been otherwise expressly provided herein, Seller shall not further encumber the Property or any of the improvements or personal property thereon.

    14.  [Intentionally deleted].

    15. LEASE. Contemporaneously with the execution of this Agreement, Seller shall lease the Property to Western pursuant to that certain lease in the form attached hereto as Exhibit B, and incorporated herein by this reference ("Lease").

    16.  TERMINATION.

         a. CIRCUMSTANCES OF TERMINATION. In addition to any and all remedies available to the parties pursuant to Section 17 below, this Agreement may be terminated at any time prior to the Closing Date:

              i.   by mutual consent of Purchaser and Seller;

              ii.  by Purchaser pursuant to Section 4(a)(iii), (iv) or (v), or
Section 8(h);
              iii. by Seller pursuant to Section 9(e);


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              iv.  by either Purchaser or Seller if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the other party with respect to the representations and warranties or covenants set forth in this Agreement, which misrepresentation or breach has not been cured (assuming such cure is possible) within three (3) days (or such longer period necessary to cure, provided such party immediately and diligently pursues such cure) after written notice thereof has been delivered to such other party;

              v. upon the termination of the Asset Purchase Agreement, at the option of the non-breaching party, for breach or default by the breaching party;

              vi. By Seller if the Lease is terminated due to a default thereunder by Western, and by Purchaser if the Lease is terminated due to a default thereunder by Seller;

              vii. by either Purchaser or Seller if the transactions contemplated hereby have not been consummated by the end of the period in which Closing is required to occur pursuant to Section 2 above (even if either party is diligently pursuing cure under Section 16.a.iv.); provided that neither Purchaser nor Seller is entitled to terminate this Agreement pursuant to this
Section 16.a.vii. if the act or failure to act of such party, or of any entity affiliated with that party, has prevented the consummation of the transactions contemplated hereby.

         b. EFFECT OF TERMINATION. If this Agreement is terminated as provided above, this Agreement will become void and of no further force or effect, provided that the parties shall have any and all additional remedies available pursuant to Section 17.

    17. REMEDIES. The parties agree and acknowledge that the Property is of a unique nature and that, in the event of a breach of or default under this Agreement, monetary compensation may not fully compensate the non-breaching party for its loss. In the event of any breach of this Agreement, the parties agree that the non-breaching party may avail itself of any and all available remedies, at law or in equity, including injunctive relief, the right to specific performance of the terms of this Agreement, and the right to sue for damages notwithstanding any termination hereof (provided that any recovery by either party for damages shall be limited to actual damages, excluding incidental or consequential damages).

    18.  INDEMNIFICATION.

         a. SELLER'S INDEMNITY. Seller shall indemnify and defend Purchaser (and Purchaser's affiliates) and hold Purchaser (and Purchaser's affiliates) harmless from and against any claims, demands, causes of action, debts, liabilities, judgments, losses, damages and expenses, and attorneys' fees and court costs (collectively, the "Claims") incurred by Purchaser (or any of Purchaser's affiliates) on account of (a) Claims by persons or entities other than Purchaser (or any of Purchaser's affiliates) arising out of or in connection with the ownership, operation or maintenance of the Property by Seller (or any of Seller's affiliates or tenants), or any fact, circumstance or event which occurred, prior to the Closing Date; and (b) Claims resulting


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from or arising directly or indirectly, in whole or in part, out of the breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement. However, the obligations of Seller hereunder do not apply to, and Seller is not liable to Purchaser (or any of Purchaser's affiliates) in respect of, any Claim to the extent resulting from or arising directly or indirectly, in whole or in part out of: (i) Western's right to use and occupy the Property under the Lease (or any agreement or arrangement in substitution therefor or replacement thereof) at any time prior to the Closing Date, or (ii) the breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement, if prior to Closing, Purchaser had knowledge of such breach or if Seller disclosed the existence of such breach to Purchaser pursuant to Section 13 of this Agreement, and Purchaser chose, with such knowledge, to close the transactions contemplated by this Agreement. The indemnities herein shall survive the Closing and delivery of the Statutory Warranty Deed.

         b. PURCHASER'S INDEMNITY. Purchaser shall indemnify and defend Seller and hold Seller (and Seller's affiliates) harmless from and against any Claims incurred by Seller (or any of Seller's affiliates) on account of (a) Claims by persons or entities other than Seller (or any of Seller's affiliates) arising out of or in connection with the use or occupation of the Property by Western between the date of mutual execution hereof and the Closing Date; (b) Claims by persons or entities other than Seller (or any of Seller's affiliates) arising out of or in connection with the ownership, operation or maintenance of the Property during Purchaser's period of ownership; and (c) Claims resulting from or arising directly or indirectly, in whole or in part, out of the breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement. However, the obligations of Purchaser hereunder do not apply to, and Purchaser is not liable to Seller (or any of Seller's affiliates) in respect of, any Claim resulting from or arising directly or indirectly, in whole or in part out of the breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement, if prior to Closing, Seller had knowledge of such breach or if Purchaser disclosed the existence of such breach to Seller pursuant to Section 14 of this Agreement, and Seller chose, with such knowledge, to close the transactions contemplated by this Agreement. The indemnities herein shall survive Closing and delivery of the Statutory Warranty Deed.

    19.  CONDEMNATION OR DESTRUCTION.

         a. CONDEMNATION. Seller hereby represents and warrants that Seller has no knowledge of any action or proceeding pending or instituted for condemnation or other taking of all or any part of the Property by friendly acquisition or statutory proceeding by any governmental entity. Seller agrees to give Purchaser immediate written notice of such actions or proceedings that may result in the taking of all or a part of the Property. If prior to Closing all or any part of the Property is subject to a bona fide threat or is taken by eminent domain or condemnation, or sale in lieu thereof, then Purchaser, by notice to Seller given within twenty (20) days of Purchaser's receiving actual notice of such threat, condemnation, or taking by any governmental entity, may elect to terminate this Agreement. In the event Purchaser continues or is obligated to continue this Agreement, Seller shall at Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award. During the term of this Agreement, Seller shall not stipulate or otherwise agree to any condemnation award without the prior written consent of Purchaser.

         b. DAMAGE OR DESTRUCTION. Prior to Closing, Seller shall bear the risk of loss of or damages to the Property by reason of any insured or uninsured casualty. In the event of any material damage to or destruction of the Property, the Improvements thereon or any portion thereof (notice of which shall be given to Purchaser by Seller immediately upon its occurrence), which damage or destruction is fully insured and can reasonably be repaired or replaced by Seller prior to the Closing Date, Seller agrees to do so and in a manner reasonably satisfactory to Purchaser. If such damage or destruction is material and is not fully insured or if the repair or replacement of such material damage or destruction cannot be reasonably be completed prior to the Closing Date, Purchaser may, at its option, by written notice to Seller given within twenty
(20) days after Purchaser's receipt of all information reasonably requested regarding the cost of restoration and the amount of insurance proceeds available, (a) unilaterally terminate this Agreement or (b) elect to continue this Agreement and purchase the Property, without any reduction of the Purchase Price, but with an assignment to Purchaser in a form satisfactory to Purchaser of all insurance proceeds otherwise payable to Seller (and the payment to Purchaser of any deductible). In the event of nonmaterial damage to the Property or any portion thereof (other than ordinary wear and tear), Seller shall repair or restore the Property prior to the Closing, or if that is impossible, promptly following the Closing. Such work shall be performed in a good and workmanlike manner, shall be completed "broom clean" and lien free and shall be to the reasonable satisfaction of Purchaser and its representatives.

         c. POSTPONEMENT OF CLOSING. The Closing Date shall be postponed, if necessary, to permit the full running of the respective twenty (20) day periods described in Sections 20.a. and 20.b. above.

    20.  MISCELLANEOUS.

         a. NOTICES. All notices, consents and approvals required by this Agreement shall be either:

              i.   personally delivered; or

              ii. placed in the United States mail, properly addressed and with full first-class postage prepaid, certified mail with a return receipt; or

              iii. delivered to an overnight services.

    Said notices, consents and approvals shall be deemed received on the earlier of (x) the date actually received, or (y) forty-eight (48) hours after being mailed or delivered as described in ii. and iii. above.

    Said notices, consents and approvals shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing:

    Seller:             R&J Partners
                        28517 S.E. Mud Mountain Road
                        Enumclaw, Washington  98022
                        Attention:  Robert Sahlberg

    and to:             R&J Partners
                        36008 6th Avenue SW
                        Federal Way, Washington  98023
                        Attention:  John Sahlberg

    With a copy to:     Ogden Murphy Wallace P.L.L.C.
                        1601 Fifth Avenue, Suite 2100
                        Seattle, Washington 98101-1686
                        Attention: Carol Bernasconi

    Purchaser:          McLain-Rubin Realty Co. LLC
                        38207 NE Gerber Road
                        Yacolt, Washington  98675

    With a copy to:     Foster, Pepper & Shefelman
                        101 S.W. Main Street, 15th Floor
                        Portland, Oregon 97204-3223
                        Attention: Kenneth Roberts

         b. ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, or for an alleged breach or default of, or any other action arising out of this Agreement or the transactions contemplated hereby, the prevailing party in any such action shall be entitled to an award of reasonable attorneys' fees and any court costs incurred in such action or proceeding, in addition to any other damages or relief awarded, regardless of whether such action proceeds to final judgment.

         c. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, together with any Exhibits referred to herein, constitute the final and complete expression between the parties hereto and supersedes any and all prior arrangements or understandings between the parties. This Agreement can be amended only by a writing signed by Purchaser and Seller.

         d. SEVERABILITY. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         e. COUNTERPARTS. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         f. EXHIBITS. All exhibits are hereby incorporated and made a part hereof by this reference. Any exhibits which are not attached hereto upon execution of this Agreement, shall be agreed to in form and content by Seller and Purchaser. The parties shall jointly submit such agreed exhibits to the Escrow Agent for attachment to this Agreement.

         g. TIME OF THE ESSENCE. Time is of the essence in connection with each and every provision of this Agreement.

         h. CHOICE OF LAW. This Agreement and each and every related document is to be governed by, and construed in accordance with, the laws of the State of Washington. The venue of any action hereunder shall be in the appropriate court in King County, Washington.

         i. SUCCESSORS. Except as otherwise provided herein, the provisions and covenants contained herein shall inure to and be binding upon the heirs, successors and assigns of the parties hereto. However, Seller shall have no right to assign any of its rights, privileges, duties or obligations under this Agreement or to convey, transfer or otherwise encumber the Property prior to Closing without the prior written consent of Purchaser. Purchaser shall be entitled to assign Purchaser's interest under this Agreement to Western or any affiliate of Purchaser.

         j. SECTION HEADINGS. The headings of the Sections of this Agreement are inserted solely for convenience of reference, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         k. WAIVER. No claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party.

         l. FURTHER ACTIONS. Purchaser and Seller agree to execute such further documents, and take such further actions, as may reasonably be required to carry out the provisions of this Agreement, or any agreement or document relating hereto or entered into in connection herewith.

         m. MEMORANDUM. Purchaser and Seller agree to execute, and following satisfaction or waiver of Purchaser's title and inspection contingencies set forth in Sections 4 and 8(g) above, Purchaser may record a memorandum of this Agreement in substantially the form attached hereto as Exhibit C to provide constructive notice hereof. Purchaser and Seller also agree to execute a Release of Memorandum in substantially the form attached hereto as Exhibit D and to deliver same to Escrow Agent with instructions to redeliver such Release to Seller in the event this Agreement is terminated without closing.

    IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first hereinabove written.


PURCHASER:                   McLAIN-RUBIN CO. LLC



                             ---------------------------------
                             By:
                                  [Print Name]
                             Its:


SELLER:                      R & J PARTNERS



                             ---------------------------------
                             By:
                                  [Print Name]
                             Its:



                             ---------------------------------
                             By:
                                  [Print Name]
                             Its: